SPDG Naturol Ltd

This letter is intended as a binding agreement between SPDG Naturol and Integrated Environmental Technologies Ltd.

We the undersigned commit to enter into a Joint Venture agreement to develop a production capability for the SPDG Naturol Technology in North America.

As part of this agreement SPDG Naturol will provide:

  Product and Process

  Equipment

  Training

  Expertise

Integrated Environmental Technologies Ltd for its part, commits to procuring the above mentioned services exclusively from SPDG Naturol.

The Agreement will be based on a product by product basis, for each product an agreement letter will be signed and issued by SPDG Naturol.

The Compensation package due to SPDG Naturol for the provision of the technology transfer, will be negotiated on a product by product basis, and will also be subject to the issuance of a signed letter of authority.

Signed on behalf of                                                                          Signed on behalf of

Integrated Environmental                                                                 SPDG Naturol

Technologies Ltd.

/S/William E. Prince                                                                         /S/Michael J. Cunningham

William E. Prince                                                                             Michael J. Cunningham

President and CEO                                                                         Chairman

Date: October 14, 2003                                                                  Date: October 14, 2003

SPDG Naturol Ltd. Tel (44) 15242-72315 Fax (44) 15242-72902

Registered Office: The Coach House, Main Street Kirkby Lonsdale, Cumbria

United Kingdom LA6 2AQ Registered in England No. 4830874